UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

July 6, 2022
Date of Report (Date of earliest event reported)

REPUBLIC FIRST BANCORP, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-17007	23-2486815
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

50 South 16th Street, Suite 2400, Philadelphia, Pennsylvania	19102
(Address of principal executive offices)	(Zip Code)

(215) 735-4422
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FRBK	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Class III Director

On July 7, 2022, the Board of Directors (the “Board”) of Republic First Bancorp, Inc. (the “Company”) appointed Benjamin C. Duster, IV as a Class III Director of the Company, effective immediately, to fill the vacancy created by the death of Director Theodore J. Flocco, Jr.  Mr. Duster is expected to be appointed as a member of the Audit Committee of the Company’s Board of Directors. Mr. Duster will be compensated for services as a director on the same basis as other non-employee directors of the Company.

There are no arrangements or understandings between Mr. Duster and any other person pursuant to which he was selected as a director. Mr. Duster has no family relationships with any director or executive officer of the Company and there are no transactions in which Mr. Duster has an interest requiring a disclosure under Item 404(a) of Regulation S-K. A copy of the Company’s press release, dated July 8, 2022, announcing the appointment of Mr. Duster as a director of the Company is attached hereto as Exhibit 99.1.

Resignation of Vernon W. Hill, II

By letter dated July 7, 2022 (the “July 7 Letter”), Vernon W. Hill, II, Chairman and Chief Executive Officer of the Company and Chairman of the Company’s wholly owned banking subsidiary, Republic Bank, provided written notice to the Company of his resignation as Chief Executive Officer of the Company, effective August 8, 2022. Mr. Hill disclosed his reasons for resigning in a letter to the Board dated July 6, 2022 (the “July 6 Letter”), alleging a breach of his existing employment agreement with the Company.

Copies of the July 6 Letter and the July 7 Letter submitted by Mr. Hill are attached hereto as Exhibit 99.2 and Exhibit 99.3, respectively.

Item 8.01	Other Events.

Reversal by Third Circuit of District Court Order Appointing Custodian for the Company

On July 6, 2022, the United States Third Circuit Court of Appeals for the Third Circuit (the “Third Circuit”) reversed the prior decision of the United States District Court for the Eastern District of Pennsylvania in the matter of Vernon W. Hill, II, et al. v. Andrew B Cohen, et al. and Republic First Bancorp, Inc., as nominal defendant (No. 2-22-cv-1924), appointing a custodian for the Company under Section 1767(a)(3) of the Pennsylvania Business Corporation Law of 1988, as amended, to, among other things, call and oversee a special meeting of the Company’s shareholders at which the Company’s shareholders would elect a director to fill the vacancy created by the death of Mr. Flocco. As a result of the Third Circuit ruling, the custodian is no longer acting in any capacity with respect to the Company.

Cancellation of Special Meeting of Shareholders/Scheduling 2022 Annual Meeting of Shareholders

As a result of the Third Circuit ruling reversing the appointment of a custodian for the Company and the subsequent election of Mr. Duster as a Class III director of the Company, the Company does not intend to hold a special meeting of shareholders to fill the Board vacancy created by the death of Mr. Flocco. The Company expects to announce the date and agenda for its 2022 Annual Meeting of Shareholders (the “2022 Annual Meeting”) as soon as practicable.

Important Additional Information

The Company intends to file a proxy statement and may file a proxy card with the Securities and Exchange Commission (the “SEC”) in connection with the 2022 Annual Meeting and, in connection therewith, the Company, certain of its directors and executive officers will be participants in the solicitation of proxies from the Company’s shareholders in connection with such meeting. SHAREHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE 2022 ANNUAL MEETING. The Company’s definitive proxy statement for the 2021 annual meeting of shareholders contains information regarding the direct and indirect interests, by security holdings or otherwise, of the Company’s directors and executive officers in the Company’s securities. Information regarding subsequent changes to their holdings of the Company’s securities can be found in the SEC filings on Forms 3, 4, and 5, which are available on the Company’s website at http://investors.myrepublicbank.com/ or through the SEC’s website at www.sec.gov. Information can also be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 on file with the SEC. Updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the definitive proxy statement and other materials to be filed with the SEC in connection with the 2022 Annual Meeting. Shareholders will be able to obtain the definitive proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at http://investors.myrepublicbank.com.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release, dated July 8, 2022, of Republic First Bancorp, Inc.
99.2	Letter from Vernon W. Hill, II, dated July 6, 2022
99.3	Letter from Vernon W. Hill, II, dated July 7, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPUBLIC FIRST BANCORP, INC.

Dated: July 12, 2022

	By:	/s/ Frank A. Cavallaro
	Name:	Frank A. Cavallaro
	Title:	Executive Vice President and Chief Financial Officer

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